Exhibit 1.1

EMBRAER OVERSEAS LIMITED

Debt Securities

Guaranteed by

EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

Underwriting Agreement

Basic Provisions

October 1, 2009

To the Underwriters named in the Terms Agreement supplemental hereto

Ladies and Gentlemen:

Embraer Overseas Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time certain of its debt securities specified in the Terms Agreement described below. The debt securities will be irrevocably and unconditionally guaranteed (the “Guarantee”) as to payment of principal, premium, if any, and interest by Embraer—Empresa Brasileira de Aeronaútica S.A., a company organized under the laws of the Federative Republic of Brazil, as guarantor (the “Guarantor”). Unless otherwise specified in the Terms Agreement, such debt securities will be issued under an Indenture (the “Indenture”) to be entered into by and among the Company, the Guarantor and The Bank of New York Mellon, as trustee, registrar, transfer agent and principal paying agent (the “Trustee”). Such debt securities may have varying designations, denominations, currencies, interest rates and payment dates, maturities, redemption provisions and conversion and selling prices.

Whenever the Company and the Guarantor determine to make an offering of debt securities through one or more investment banking firms, the Company and the Guarantor will enter into a terms agreement (the “Terms Agreement”) with such firm or firms (the “Underwriters”) named therein providing for the sale of the specific series of debt securities to be issued and sold by the Company pursuant thereto (the “Offered Debt Securities”), and the purchase and offer thereof by such Underwriters. The Offered Debt Securities and the Guarantee are referred to herein, collectively, as the “Securities.” The Terms Agreement shall be substantially in the form of Exhibit A hereto with such additional terms as may be agreed among the Company, the Guarantor and the Underwriters and shall incorporate by reference the basic provisions set forth herein.

The following terms are used herein as defined below:

“2008 Form 20-F” means the Guarantor’s annual report on Form 20-F for the year ended December 31, 2008 (as amended by information in the Guarantor’s report on Form 6-K filed on September 24, 2009).

“affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Base Prospectus” means the base prospectus relating to the Securities contained in the Registration Statement at the Execution Time.

“Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

“Closing Date” has the meaning set forth in Section 3(a) hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Disclosure Package” means (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II to the Terms Agreement, including any Final Term Sheet prepared and filed pursuant to Section 4(d) hereof and (iv) and any other Free Writing Prospectus that the parties to the Terms Agreement shall expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” means each date and time that the Registration Statement or any post-effective amendment thereto became or becomes effective.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means the time specified in the Terms Agreement.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Final Prospectus” means the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Final Term Sheet” has the meaning set forth in Section 4(d) hereof.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus, which relates to the Securities and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” means the registration statement referred to in the first sentence of Section 1(a), including exhibits, and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, also means the registration statement so amended.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means each subsidiary (as defined in Rule 405 under the Securities Act) of the Guarantor. The term “Subsidiary” includes, without limitation, the Company and the other subsidiaries listed on Exhibit 8.1 to the Guarantor’s 2008 Annual Report on Form 20-F.

“Transaction Documents” means the Indenture, the Securities, this Agreement (including the Terms Agreement) and any other agreements specified by the Terms Agreement.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter Information” means, with respect to any document, statements in or omissions from such document based upon information furnished to the Company or the Guarantor in writing by or on behalf of any Underwriter through the Representatives specifically for use in such document (it being agreed and understood that the only such information is that described as such under “Underwriter Information” in the Terms Agreement).

Unless the context otherwise requires, as used hereinafter, (a) “Agreement” refers to the Terms Agreement duly executed by the parties thereto applicable to a specific offering incorporating the basic provisions set forth herein; (b) the term “Underwriter” or “Underwriters” refers to the one or more investment banking firms which are parties to the Agreement; and (c) “you” or “your” or the “Representatives” refers to any bookrunner, manager or co-managers of an underwriting syndicate so specified in the Terms Agreement, or, if none is or are so named, to the Underwriter or Underwriters.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with or furnished to the Commission under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any

Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing or furnishing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus that is incorporated therein by reference.

SECTION 1. Representations, Warranties and Agreements. Each of the Company and the Guarantor, jointly and severally, represents and warrants to, and agrees with, each Underwriter, as of the date hereof, as follows:

(a) The Company and the Guarantor have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (the file number of which is set forth in the Terms Agreement) on Form F-3, including a related Base Prospectus, for registration under the Securities Act of the offer and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. The Company and the Guarantor may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).

(b) On the applicable Effective Date, the Registration Statement complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act. On the applicable Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act. On the date of any filing pursuant to Rule 424(b), each Preliminary Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither the Company nor the Guarantor makes any representation or warranty as to (i) any Underwriter Information or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(c) The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement or the Disclosure Package after the date of this agreement, when such documents are filed with or furnished to the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package or the Final Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) At the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor makes any representation or warranty with respect to Underwriter Information.

(e) Each of the Company and the Guarantor meets the requirements for use of Form F-3 under the Securities Act; and each of the Company and the Guarantor was (i) at the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or the Guarantor or any person acting on its or their behalf (within the meaning, for purposes of this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and is a “well-known seasoned issuer” and was not, and is not, an “ineligible issuer” (in each case as defined in Rule 405 under the Securities Act) at any “determination date” under Rule 164 under the Securities Act or Rule 405 under the Securities Act that is relevant to the offering of the Securities.

(f) Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to its use of the automatic shelf registration statement form.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that neither the Company nor the Guarantor makes any representation or warranty with respect to Underwriter Information.

(h) The consolidated financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Guarantor and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Guarantor and its Subsidiaries and presents fairly the information shown thereby.

(i) Except (A) as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus (including any document incorporated by reference therein prior to or on the date hereof) and (B) for issuances of the Guarantor’s shares and increases in the Guarantor’s capital stock as a result of stock options, since the date of the most recent financial statements of the Guarantor included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any change in the share capital or long-term debt of the Guarantor or any of its Subsidiaries (including the Company), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Guarantor on any class of their respective share capital, or any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Guarantor and its Subsidiaries taken as a whole; (ii) neither the Guarantor nor any of its Subsidiaries (including the Company) has entered into any transaction or agreement, not in the ordinary course of business, that is material to the Guarantor and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its Subsidiaries taken as a whole; and (iii) the Guarantor and its Subsidiaries (including the Company), taken as a whole, have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(j) The Guarantor and each of its Subsidiaries (including the Company) have been duly organized or incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of organization or incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Guarantor and its Subsidiaries taken as a whole or on the performance by the Company and the Guarantor of their obligations under the Securities and the Guarantee (a “Material Adverse Effect”).

(k) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company currently has (i) no business operations, (ii) no outstanding debt and (iii) no assets or liabilities other than assets or liabilities which are immaterial in amount or otherwise. The Guarantor owns 100% of the share capital of the Company.

(l) The Guarantor has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the heading “Capitalization”; and, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Guarantor (including the Company) have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any non-U.S. subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Disclosure Package and the Final Prospectus) and the shares held by the Guarantor are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m) The Company and the Guarantor have full right, power and authority to execute and deliver the Transaction Documents and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n) The Indenture has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) certain statutory preferred claims for wages, salaries, social security and taxes as provided by Brazilian law and Cayman Islands law, which will have preference over any other claim (collectively, the “Enforceability Exceptions”); on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder; and the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package or the Final Prospectus;

(o) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(q) Neither the Guarantor nor any of its Subsidiaries (including the Company) is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its Subsidiaries (including the Company) is a party or by which the Guarantor or any of its Subsidiaries (including the Company) is bound or to which any of the property or assets of the Guarantor or any of its Subsidiaries (including the Company) is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Brazilian (federal, state or local), Cayman Islands, U.S. (federal, state or local) or other court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Guarantor or any of its Subsidiaries or any of their respective property, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its Subsidiaries (including the Company) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its Subsidiaries (including the Company) is a party or by which the Guarantor or any of its Subsidiaries (including the Company) is bound or to which any of the property or assets of the Guarantor or any of its Subsidiaries (including the Company) is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or the Guarantor or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Brazilian, Cayman Islands, U.S. federal or state, or other court or arbitrator or governmental or regulatory authority having jurisdiction over the Guarantor or any of its Subsidiaries (including the Company) or any of their respective property, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No consent, approval, authorization, order, registration or qualification of or with any Brazilian, Cayman Islands, U.S. federal or state, or other court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such as have been obtained under the Securities Act and the Trust Indenture Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws of the various states in the United States or as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil or the Cayman Islands in connection with the purchase and resale of the Securities by the Underwriters and (iii) any special approval or authorization from the Brazilian Central Bank that may be required for the Guarantor to make remittances of payments pursuant to the indemnification and contribution provisions of this Agreement.

(t) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending before any Brazilian, Cayman Islands, U.S. federal or state, or other court, governmental agency or body to which the Company, the Guarantor or any of its Subsidiaries is or may be a party or to which any property of the Company, the Guarantor or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, the Guarantor or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and no such investigations, actions, suits or proceedings, to the knowledge of the Company or the Guarantor, are threatened or contemplated by any governmental or regulatory authority or by others.

(u) PricewaterhouseCoopers Auditores Independentes, which has audited the consolidated financial statements of the Guarantor as of and for the years ended December 31, 2008 and 2007 and reviewed the interim financial consolidated financial statements of the Guarantor as of and for the six-month periods ended June 30, 2009 and 2008 incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and Deloitte Touche Tohmatsu Auditores Independentes, which has audited the consolidated financial statements of the Guarantor as of and for the year ended December 31, 2006 incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent registered public accounting firms with respect to the Guarantor and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Guarantor and its Subsidiaries (including the Company) have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, the Guarantor and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantor and its Subsidiaries or (ii) would not, individually or in the aggregate, to have a Material Adverse Effect.

(w) The Guarantor and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for the failure to own or possess any such license or other right that would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and neither the Guarantor nor any of its Subsidiaries has received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict would, individually or in the aggregate, have a Material Adverse Effect.

(x) No relationship, direct or indirect, exists between or among the Guarantor or any of its Subsidiaries (including the Company), on the one hand, and the directors, officers, shareholders or other affiliates of the Guarantor or any of its Subsidiaries (including the Company), on the other, that would be required by the Securities Act to be described in the Registration Statement, the Disclosure Package of the Final Prospectus and that is not so described.

(y) None of the Guarantor and any of its Subsidiaries (including the Company) is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Final Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(z) The Guarantor and its Subsidiaries (including the Company) have filed or caused to be filed all tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes due thereon (other than taxes being contested in good faith and for which appropriate reserves have been made in accordance with U.S. GAAP), except for the filings of tax returns or payment of taxes, as applicable, the failure to so file or pay, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Guarantor or any of its Subsidiaries (including the Company) or any of their respective properties or assets which would have a Material Adverse Effect.

(aa) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid to Brazil or the Cayman Islands in connection with the execution and delivery of this Agreement or the Indenture or the issuance, offer or sale by the Company and the Guarantor of the Securities and the Guarantee, except that any document subsequently brought into Brazil, for enforcement purposes, will be subject to any Brazilian court fees, and any document executed in or subsequently brought in original form into the Cayman Islands e.g. for enforcement purposes may be subject to stamp duty.

(bb) The Company, the Guarantor and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Brazilian (federal, state or local), Cayman Islands, U.S. (federal, state or local) and other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Guarantor nor any of its Subsidiaries (including the Company) has received notice of any proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc) No labor disturbance by or dispute with employees of the Guarantor or any of its Subsidiaries (including the Company) exists or, to the knowledge of the Company and the Guarantor, is contemplated or threatened and neither the Company nor the Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, the Guarantor’s or any of the Guarantor’s Subsidiaries’ principal suppliers, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) (i) The Guarantor and its Subsidiaries (including the Company) (x) are in compliance with any and all applicable Brazilian, Cayman Islands, U.S. federal, state and local, and other laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Guarantor or its Subsidiaries (including the Company), except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive or comply with required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the

Guarantor or any of its Subsidiaries (including the Company) under any Environmental Laws in which a governmental entity is also a party, other than any such proceedings that, if decided adversely to the Guarantor or any of its Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect, (y) the Guarantor and its Subsidiaries (including the Company) are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, have a material effect on the capital expenditures, earnings or competitive position of the Company, the Guarantor and its Subsidiaries, and (z) except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Guarantor and its Subsidiaries (including the Company) anticipates material capital expenditures relating to any Environmental Laws.

(ee) The Guarantor and its Subsidiaries (including the Company) have insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses; and none of the Guarantor and any of its Subsidiaries (including the Company) has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff) The Guarantor and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure; and the Guarantor and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) The Guarantor and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Guarantor and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, to the Guarantor’s knowledge, no “material weakness” or “significant deficiency” (in each case as determined by the Guarantor in accordance with the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder) exists in the Guarantor’s internal controls.

(hh) There is and has been no failure on the part of the Guarantor or any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) The Guarantor is subject to and is in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(jj) None of the Guarantor and any of its Subsidiaries (including the Company) or, to the knowledge of the Company and the Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantor or any of its Subsidiaries has (i) used any corporate funds of the Guarantor or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; (iii) made any payment or taken any action which would have violated or would be in violation of any Brazilian or Cayman Islands law, the FCPA or the equivalent laws of other applicable jurisdictions; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Guarantor and its Subsidiaries (including the Company) have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(kk) The operations of the Guarantor and its Subsidiaries (including the Company) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Brazil, the Cayman Islands and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(ll) None of the Guarantor and any of its Subsidiaries (including the Company) or, to the knowledge of the Company and the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its Subsidiaries (including the Company) is currently subject to any U.S. sanctions administered by the OFAC; and neither the Company or the Guarantor will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) The Securities will constitute direct, unconditional, senior and unsecured obligations, without any preference among themselves, of the Company and will rank pari passu with all other existing and future senior and unsecured obligations of the Company, subject to Enforceability Exceptions, and the Guarantee will constitute the direct, unconditional, senior and unsecured obligation of the Guarantor and will rank pari passu with all other existing and future senior and unsecured obligations of the Guarantor, subject to Enforceability Exceptions, except that certain claims against the Guarantor, such as claims for salaries, wages, social security, taxes and other statutorily preferred claims, will have preference over any other claims; and the Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(nn) No subsidiary of the Guarantor (including the Company) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary’s properties or assets to the Guarantor or any other subsidiary of the Guarantor.

(oo) None of the Company, the Guarantor and any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp) Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or any debt security of the Company or the Guarantor; and neither the Company nor the Guarantor has taken any action which, to their knowledge, may result in the loss by any of the Underwriters of the ability to engage in permitted stabilization activities; and the Company and the Guarantor have been informed of the guidance relating to stabilization provided by the U.K. Financial Services Authority (including, without limitation, Section MAR 2 Annex 2G of the Financial Services Handbook).

(qq) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Nothing has come to the attention of the Company or the Guarantor that has caused the Company or the Guarantor to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, under the current laws and regulations of Brazil and the Cayman Islands and any applicable political subdivision thereof, all principal, interest (including additional interest, if any), additional amounts, if any, and other payments due or made on the Securities or the Guarantee may be paid by the Company or the Guarantor to the holder of the Securities in U.S. dollars; and except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, all such payments made to holders of Securities who are non-residents of Brazil or the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(tt) It is not necessary under the laws of Brazil or the Cayman Islands that any holder of Securities, the Underwriters or the Trustee should be licensed, qualified or entitled to carry on business in Brazil or the Cayman Islands, as the case may be, (i) to enable any of them to enforce their respective rights under this Agreement or the issuance or sale by the Company and the Guarantor of the Securities and the Guarantee or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(uu) (i) The choice of the law of the State of New York as the governing law of this Agreement, the Indenture and the Securities is a valid choice of law under the laws of Brazil and the Cayman Islands and will be honored by the courts of Brazil and the Cayman Islands; provided, however, that these laws as interpreted are not found to contravene Brazilian or Cayman Islands national sovereignty, good morals or public policies (as to which neither the Company nor the Guarantor has any reason to believe that such choice of law would contravene Brazilian or Cayman Islands national sovereignty, good morals or public policies); (ii) the submission by the Company and the Guarantor, as the case may be, to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York set forth in this Agreement, the Indenture and the Guarantee constitute valid and legally binding obligations of the Company and the Guarantor, as applicable; and (iii) service of process effected in the manner set forth in this Agreement, the Indenture and the Guarantee, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian or Cayman Islands law is concerned, to confer valid personal jurisdiction over the Company and the Guarantor, as the case may be.

(vv) To ensure the legality, validity or enforceability of this Agreement, the Indenture and the Securities, it is not necessary that any such document be filed or recorded with any court or other authority in Brazil or the Cayman Islands, except that (i) (x) the signature of any party executing such documents outside of Brazil must be notarized by a notary public licensed as such under the law of the place of signing, (y) the signature of such notary public shall have been authenticated by a Brazilian consular office having jurisdiction over the place of execution and (z) this Agreement, the Indenture and the Securities, together with their respective sworn translations into the Portuguese language, must be registered with the appropriate registry of deeds and documents in Brazil, which registration may be made at any time for judicial enforcement of this Agreement, the Indenture or the Securities in Brazil and (ii) in case of court proceedings filed against the Guarantor in Brazil, certain court costs and deposits to guarantee judgment might become due and any Brazilian or foreign plaintiff not resident in Brazil or who is abroad during the course of a legal proceeding will be required to make cash deposits as security for process costs and for third party attorney’s fees, should such plaintiff not have any real property in Brazil to assure payment thereof, in accordance with Article 835 of the Brazilian Civil Procedure Code, except in case of execution writs or counterclaims as established under Article 836 of the Brazilian Civil Procedure Code.

(ww) The Company and the Guarantor and their respective obligations, as the case may be, under this Agreement, the Indenture and the Securities are subject to suit, and none of the Company, the Guarantor, any of its Subsidiaries or any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Brazilian, Cayman Islands or U.S. federal or New York state court, as the case may be from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement, the Indenture, the Securities or the Guarantee, as the case may be.

(xx) The Company is a direct wholly-owned subsidiary of the Guarantor that has elected or will elect, prior to the Closing Date, to be treated as a “disregarded entity” for U.S. federal income tax purposes.

For purposes of this Section 1 as well as for Section 5 hereof, references to “the Registration Statement, the Disclosure Package and the Final Prospectus” are to each of them as a separate or stand-alone document (and not the three of them taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the Registration Statement, the Disclosure Package and the Final Prospectus.

Any certificate signed by one or more directors, officers or representatives of the Company or the Guarantor as provided in their Memorandum and Articles of Association or Bylaws (estatuto social), as the case may be, and delivered to the Representatives or U.S., Brazilian or Cayman Islands counsel to the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Guarantor, as to matters covered thereby, to each Underwriter.

SECTION 2. Representations, Warranties and Agreements of the Underwriters. Each Underwriter hereby severally represents, warrants and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus other than (i) a Free Writing Prospectus that is not required under the Securities Act to be filed, (ii) any Issuer Free Writing Prospectus listed on Schedule II to the Terms Agreement or prepared pursuant to Section 4(d) hereto or (iii) any Free Writing Prospectus prepared by such Underwriter and approved by the Company and the Guarantor in advance in writing.

(b) Unless otherwise specified in the Terms Agreement, it has not and will not, without the prior written consent of the Company and the Guarantor, use any Free Writing Prospectus that contains the final terms of the Securities unless such terms have previously been included in a Free Writing Prospectus filed with the Commission; provided, however, that it may use a term sheet substantially in the form of the Final Term Sheet without the consent of the Company and the Guarantor.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during the period in which a prospectus relating to the Securities is required to be delivered under the Securities Act).

(d) Unless otherwise specified in the Terms Agreement, it has not offered or sold and will not offer or sell the Securities publicly (as defined for purposes of the securities laws of Brazil or the Cayman Islands, as the case may be) in Brazil or the Cayman Islands.

(e) Unless otherwise specified in the Terms Agreement, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive (as defined below) is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus

Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 2(e), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and references to the “Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of the European Union of November 4, 2003, and includes any relevant implementing measure in each Relevant Member State.

SECTION 3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in the Terms Agreement the principal amount of the Securities set forth opposite such Underwriter’s name in the Terms Agreement.

Delivery of and payment for the Securities shall be made on the date and at the time specified in the Terms Agreement or at such time on such later date not more than five Business Days after the foregoing date as you shall designate, which date and time may be postponed by agreement among the Representatives, the Company and Guarantor or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through you of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless you shall otherwise instruct.

SECTION 4. Agreements of the Company and the Guarantor. Each of the Company and the Guarantor agrees with each Underwriter as follows:

(a) Immediately following the execution of the Terms Agreement, the Company and the Guarantor will prepare a Final Prospectus setting forth the principal amount of Securities covered thereby and any terms thereof not otherwise specified in the Base Prospectus or any Preliminary Prospectus, the names of the Underwriters participating in the offering and the principal amount of Securities that each Underwriter severally has agreed to purchase, the names of the Underwriters acting as bookrunners, managers or co-managers in connection with the offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Company, the Guarantor and the Underwriters deem appropriate in connection with the offering of the Securities. The Company and the Guarantor will within the time periods specified by Rule 424(b) transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424(b) of the Securities Act and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b) Prior to the termination of the offering of the Securities, neither the Company nor the Guarantor will file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless you have been furnished a copy for review prior to filing and neither the Company nor the Guarantor will file any such proposed amendment or supplement to which you reasonably object. The Company and the Guarantor will promptly advise you (1) when the Final Prospectus, and any supplement thereto, has been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (5) of the receipt by the Company or the Guarantor, as the case may be, of any notice of objection to the use of the Registration Statement, any amendment or supplement thereto pursuant to Rule 401(g)(2) under the Securities Act, any Preliminary Prospectus, or the Final Prospectus, and (6) of the receipt by the Company or the Guarantor, as the case may be, of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order or notice of objection or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(d) Unless otherwise specified in the Terms Agreement, the Company and the Guarantor will prepare a final term sheet (the “Final Term Sheet”), containing solely a description of final terms of the Securities and the offering thereof, substantially in the form set forth in Exhibit B hereto and in the form approved by you and attached as Schedule III to the Terms Agreement and will file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.

(e) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company and the Guarantor promptly will (i) notify you so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event or development occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, the Company and the Guarantor promptly will (i) notify you thereof (provided, however, that any press release notifying the public thereof shall satisfy the requirements of this clause (i)); (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(g) As soon as practicable, the Guarantor will make generally available to its security holders and to the Representatives an earnings statement or statements of the Guarantor and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h) Upon request, the Company and the Guarantor will furnish to the Representatives and to counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(i) Each of the Company and the Guarantor agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company and the Guarantor with the Commission or retained by the Company under Rule 433 under the Securities Act, other than a Free Writing

Prospectus containing the information contained in the Final Term Sheet prepared and filed pursuant to Section 4(d) hereto; provided that the prior written consent of Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II to the Terms Agreement. Any such Free Writing Prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company and the Guarantor will furnish, upon request of an Underwriter, for a period of two years from the date of the Agreement (unless otherwise publicly available on the Commission’s EDGAR website or the Company’s or the Guarantor’s website) (i) copies of any reports or other communications which the Guarantor shall send to its shareholders or which the Company or the Guarantor shall from time to time publish or publicly disseminate; (ii) copies of all annual and other reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission; and (iii) copies of documents or reports filed with any securities exchange on which any class of securities of the Company is listed, in each case, as soon as such reports, communications or documents become available.

(k) The Company and the Guarantor will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Final Prospectus.

(l) The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution and resale of the Securities; provided, however, that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject; and provided, further, that the Company or the Guarantor shall not be obligated to maintain any such qualification for more than one year from the date of this Agreement.

(m) Other than the Securities, and except for securities that may be issued by EAH – Embraer Aircraft Holding to finance or refinance the construction of service centers and/or an industrial production facility located in the United States, during the period from the date hereof through and including the date that is 30 days after the date hereof, the Company and the Guarantor will not, without the prior written consent of the Representatives, issue, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year (it being understood that nothing in this clause (m) is intended to prevent the prepayment of any existing indebtedness of the Company or the Guarantor).

(n) The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o) Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any debt security of the Company or the Guarantor or the Securities.

(p) The Company and the Guarantor will take all reasonable action necessary to enable Standard & Poor’s Rating Services, a division of McGraw Hill, Inc. (“S&P”) and Moody’s Investors Service Inc. (“Moodys”) to provide their respective ratings of the Securities.

(q) The Company and the Guarantor will use their reasonable best efforts to list the Securities on the New York Stock Exchange.

(r) All payments to be made by the Company and the Guarantor to the Underwriters under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts by Brazil or the Cayman Islands or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company and the Guarantor, as applicable, will pay an additional amount (“Additional Amount”) so that the full amount of such payment is received by the Underwriters; provided , however , that such Additional Amount will not be paid on account of any Taxes imposed or withheld by reason of the failure by the Underwriters to comply with a request of the payer addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Taxes as a precondition to exemption from all or part of such Taxes.

SECTION 5. Conditions of Underwriters’ Obligation. The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of each of the Company and the Guarantor herein contained, to the accuracy of the statements of the Company’s directors and the Guarantor’s executive officers made in any certificate furnished pursuant to the provisions hereof, to the performance by each of the Company and the Guarantor of all of its respective covenants and other obligations hereunder and to the following further conditions:

(a) The Company and the Guarantor shall have requested and caused the delivery on the Closing Date of the following written opinions, which shall be in form and substance reasonably satisfactory to you:

(i) Opinion and 10b-5 negative assurance letter of Dr. Flávio Rímoli, Esq., Executive Vice President and General Counsel of Embraer, in form and substance satisfactory to the Underwriters;

(ii) Opinion of Walkers, Cayman Islands counsel to the Company and the Guarantor, in form and substance satisfactory to the Underwriters; and

(iii) Opinion and 10b-5 negative assurance letter of Skadden, Arps, Slate, Meagher and Flom LLP, U.S. counsel to the Company and the Guarantor, in form and substance satisfactory to the Underwriters.

(b) The Representatives shall have received on the Closing Date the following written opinions, which shall cover customary matters and shall be reasonably satisfactory to you:

(i) Opinion and 10b-5 negative assurance letter of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel to the Underwriters; and

(ii) Opinion and 10b-5 negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel to the Underwriters.

(c) The Guarantor shall have requested and caused Pricewaterhouse Coopers Auditores Independentes and Deloitte Touche Tohmatsu Auditores Independentes, independent registered public accounting firms for the Guarantor, and such other independent registered public accounting firms as may be specified in the Terms Agreement, to have furnished to you, at the Execution Time and at the Closing Date, “comfort” letters (which may refer to letters previously delivered to one or more of you), dated respectively as of the Execution Time and as of the Closing Date, which shall be in form and substance satisfactory to you, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and covering the matters that are ordinarily covered by “comfort” letters prepared in accordance with Statement of Accounting Standards No. 72.

(d) The Company shall have furnished to you a certificate, signed by two directors of the Company with specific knowledge of the financial matters of the Company, reasonably satisfactory to you, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and the Terms Agreement and that:

(i) the representations and warranties of the Company in the Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Securities Act have been instituted or, to the Company’s knowledge, threatened; and no notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form has been received; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Guarantor shall have furnished to you a certificate, signed by two executive officers of the Guarantor with specific knowledge of the financial matters of the Guarantor, reasonably satisfactory to you, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and the Terms Agreement and that:

(i) the representations and warranties of the Guarantor in the Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Securities Act have been instituted or, to the Guarantor’s knowledge, threatened; and no notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form has been received;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and

(iv) since the Execution Time, there has not been any decrease in the rating of any of the debt securities issued by or guaranteed by the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the debt securities issued by or guaranteed by either the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(i) The Company shall have applied to list the Securities on the New York Stock Exchange.

(j) The Securities shall be eligible for clearance and settlement through DTC.

(k) Prior to or on the Closing Date, the Company and the Guarantor shall have furnished to the Underwriters such further certificates, documents and information as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 6. Indemnification and Contribution.

(a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented fees and other expenses of counsel incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (it being understood and agreed that the only such information consists of the information specified under “Underwriter Information” in the Terms Agreement).

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 6(a) or Section 6(b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the documented fees and expenses of such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of counsel (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantor, their respective directors and officers and any control persons of the Company and the Guarantor shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in Section 6(a) and Section 6(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 6(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

SECTION 7. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Guarantor, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Brazilian Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, Brazilian or Cayman Islands authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred; or

(iv) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism or declaration of national emergency or any change in financial markets or any calamity or crisis, either within or outside Brazil, the Cayman Islands and/or the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus.

SECTION 8. Default by an Underwriter. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under the Agreement (the “Defaulted Securities”), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, by the end of such 36 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities then:

(a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, this agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company and the Guarantor.

In the event of a default by any Underwriter or Underwriters as set forth in this Section 8, either you or the Company or the Guarantor shall have the right to postpone the Closing Date for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Agreement.

SECTION 9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp or other taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Registration Statement, the Disclosure Package and the Final Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the documented fees and expenses of the Company’s and the Guarantor’s counsel and independent registered public accounting firms; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate

(including the related documented fees and expense of U.S. counsel for the Underwriters) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of U.S. counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company, the Guarantor and the Underwriters in connection with any “road show” presentation (including any electronic “road show” presentation) to potential investors; (x) all expenses and application fees related to the listing of the Securities on the Exchange; (xi) the travel and related expenses incurred by the Company, the Guarantor and the Underwriters in connection with attending or hosting “road show” meetings with, or presentations to, prospective purchasers of the Securities; and (xii) the documented fees and expenses of the U.S. and Brazilian counsel to the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement except for termination pursuant to Section 8, the Company and the Guarantor jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any officers, directors, affiliates and controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

SECTION 11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

SECTION 12. Miscellaneous. (a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address indicated in the Terms Agreement. Notices to the Company and the Guarantor shall be given to them at Embraer-Empresa Brasileira de Aeronáutica S.A., Avenida Brigadeiro Faria Lima, 2.170, 12.227-901 São José dos Campos, São Paulo, Brazil, (fax: (55-12) 3927-5757); Attention: Financial Director and (fax: (55-12) 3921-1933); Attention: Legal Department.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(c) The Company and the Guarantor agree that any suit, action or proceeding against the Company or the Guarantor brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or state court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Guarantor hereby appoints National Registered Agents, Inc., with offices at 875 Avenue of the Americas, suite 501, New York, NY 10011 as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in New York City, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Such appointment shall be irrevocable. The Company and the Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Guarantor agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Guarantor. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in Brazil or the Cayman Islands. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(d) Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “US$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company or the Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Guarantor will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or the Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(e) To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Guarantor hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f) No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) The Company and the Guarantor acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Guarantor, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Guarantor in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Securities and the Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby and the Underwriter shall have no responsibility or liability to the Company or the Guarantor with respect to such investigation or appraisal, (iii) the relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (v) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor.

(h) This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i) The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Very truly yours,

EMBRAER OVERSEAS LIMITED

By:	/s/ Luiz Carlos Siqueira Aguiar
Name:	Luiz Carlos Siqueira Aguiar
Title:	Chief Executive Officer

By:	/s/ Cynthia Marcondes Ferreira Benedetto
Name:	Cynthia Marcondes Ferreira Benedetto
Title:	Chief Financial Officer

EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

By:	/s/ Frederico Pinheiro Fleury Curado
Name:	Frederico Pinheiro Fleury Curado
Title:	Chief Executive Officer

By:	/s/ Luiz Carlos Siqueira Aguiar
Name:	Luiz Carlos Siqueira Aguiar
Title:	Executive Vice-President—Finance and Chief Financial Officer

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared                                         , to me personally known who being duly sworn, did say that he is a Director of EMBRAER OVERSEAS LIMITED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared                                         , to me personally known who being duly sworn, did say that he is a Director of EMBRAER OVERSEAS LIMITED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared                                         , to me personally known who being duly sworn, did say that he is the Executive Vice President Corporate and Chief Financial Officer of EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared                                                              , to me personally known who being duly sworn, did say that he is the Executive Vice President Corporate and Chief Financial Officer of EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

EXHIBIT A – Form of Terms Agreement

EMBRAER OVERSEAS LIMITED

Debt Securities

Guaranteed by

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

[DATE]

To: The Underwriters named herein

Ladies and Gentlemen:

Embraer Overseas Limited (the “Company”) agrees to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions attached hereto as Exhibit I (the “Agreement”), the following securities (the “Securities”) on the following terms:

Issuer:	Embraer Overseas Limited
Guarantor:	Embraer – Empresa Brasileira de Aeronáutica S.A.
Title:	[—]% Notes due [—]
Principal Amount:	US$[—]
Interest:	[—]%
Interest Payment Dates:	[—] and [—], commencing on [—]
Maturity:	[—]
Yield to Maturity:	[—]%
Spread to Benchmark Treasury:	[—] basis points
Benchmark Treasury:	[—]
Benchmark Treasury Price and Yield:	[—]
Make-Whole Call:	At any time at a discount of Treasury plus [—] basis points
Settlement:	[—], 2009 (T+[3][5])
Denominations:	[—]
Optional Tax Redemption:	[—]
Listing:	[—]
CUSIP:	[—]
ISIN:	[—]
Ratings:	[—]
Public Offering Price:	[—]% of principal amount, plus accrued interest, if any, from [—], 2009.
Price to Underwriters:	[—]% of principal amount, plus accrued interest, if any, from [—], 2009.
Registration Statement File Number:	333-[—]
Execution Time:	[—] p.m. (New York City time) on [—], 2009

A-1

Closing:	9:30 a.m. (New York City time) on [—], 2009, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York.
Bookrunners:	[—]
Managers:	[—]
Co-managers:	[—]
Clear Market Period:	[—]
Indenture:	[—]
Additional Transaction Documents:	[—]
Notice to Underwriters:	Notices to the Underwriters shall be directed to: [—]
Underwriter Information:	[—]

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement Basic Provisions.

This Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

A-2

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

EMBRAER OVERSEAS LIMITED

By:
Name:
Title:

By:
Name:
Title:

EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

By:
Name:
Title:

By:
Name:
Title:

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[REPRESENTATIVE/UNDERWRITER]

By:
Authorized Signatory

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of             , 200    , before me, a notary public within and for said county, personally appeared                                         , to me personally known who being duly sworn, did say that he is a Director of EMBRAER OVERSEAS LIMITED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared Luiz Carlos Siqueira Aguiar, to me personally known who being duly sworn, did say that he is the Chief Financial Officer of EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of             , 200    , before me, a notary public within and for said county, personally appeared                                         , to me personally known who being duly sworn, did say that he is a Managing Director of [UNDERWRITER], one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

SCHEDULE I

Underwriter	Principal Amount
US$[—]
US$[—]
US$[—]

Total	US$[—]

I-1

SCHEDULE II

Free Writing Prospectuses included in the Disclosure Package

•	Final Term Sheet, dated as of [—], relating to the Securities (as filed pursuant to Rule 433 under the Securities Act)

II-1

SCHEDULE III

Final Term Sheet

[Form of Term Sheet]